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                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of The Carbide/Graphite Group, Inc. on Form S-8 (Registration No. 333-570) of our reports dated September 15, 1998, on our audits of the consolidated financial statements and financial statement schedule of The Carbide/Graphite Group, Inc. and Subsidiaries as of July 31, 1998 and 1997 and for each of the three years in the period ended July 31, 1998, which reports are incorporated by reference or included in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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Pittsburgh, Pennsylvania
October 23, 1998